Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-233563), Form S-3 (File Nos. 333-236887, 333-251994, 333-254638 and 333-269224) and Form S-8 (File Nos. 333-262530 and 333-265984) of Hoth Therapeutics, Inc. of our report dated March 31, 2023, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

/s/ WithumSmith+Brown, PC

New York, New York

March 31, 2023